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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




   We consent to the incorporation by reference in the registration statement of Splash Technology Holdings, Inc. on Form S-1 (File No. 333-32243) of our report dated October 13, 1997, except for Note 12, for which the date is October 30, 1997 on our audits of the consolidated financial statements and financial statement schedule of Splash Technology Holdings, Inc. as of September 30, 1997 and 1996 and for the year ended September 30,1997 and the eight months ended September 30, 1996 and of the Predecessor Business for the year ended September 30, 1995 and the four months ended January 31, 1996, which report is included in this Annual Report on Form 10-K.



                                      COOPERS & LYBRAND L.L.P.


San Jose, California
December 20, 1996




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